EXHIBIT 99.1

1245 Q Street, Lincoln, NE 68508 P: 1 800 388 4264 | F: 402 475 9061 nrchealth.com

Contact:	Michelle Bachman
402-475-2525

NRC HEALTH ANNOUNCES FIRST QUARTER RESULTS

LINCOLN, Nebraska, April 28, 2025 — National Research Corporation, dba NRC Health, (NASDAQ:NRC) today announced results for the first quarter 2025 and other corporate developments.

Highlights:
■	Total Recurring Value Contract Value Increases Sequentially
■	Sales Force Expansion Accelerates
■	New Share Repurchase Program Announced
■	Operating Expenses Decline
■	Dividend Declared

Overview

Michael D. Hays, Chief Executive Officer of NRC Health, commented on the Company’s performance and recent developments:

“The key milestone this quarter was a second consecutive quarter of sequential increase in total recurring contract value, which remains the leading indicator of revenue growth. This progress reflects the rebuilding of our sales force - never a quick process, but one that is already delivering results. We are seeing meaningful increases in our pipeline, win rates, and overall sales. Building on this momentum, we are now aggressively accelerating our sales force expansion plans to fully capitalize on our broader product offerings and a differentiated message that sets NRC Health apart in the marketplace.”

Hays continued, “I would also like to recognize Helen Hrdy, our Chief Operating Officer, for her relentless focus on driving organizational efficiencies. Her leadership continues to be instrumental in enhancing our ability to invest in future growth while delivering strong returns to shareholders through share repurchases and dividends.”

Hays concluded, “Finally, I welcome the opportunity to personally introduce you to Trent Green, who will be joining us as our incoming CEO in June. Introductory calls are available on June 9 and 10, 2025 and can be arranged by contacting MBachman@NRCHealth.com.

NRC Announces First Quarter 2025 Results

April 28, 2025

Dividends and Share Repurchase

The Company’s Board of Directors on April 25, 2025, declared a quarterly cash dividend of $0.12 (twelve cents) per share payable Friday, July 11, 2025, to shareholders of record as of the close of business on Friday, June 27, 2025.

During the first quarter, the Company completed its prior share repurchase program adopted in 2022. On April 25, 2025, the Company’s Board of Directors approved repurchasing up to one million additional shares of its common stock.

About NRC Health

For more than 40 years, NRC Health’s (NASDAQ: NRC) commitment to Human Understanding® helps leading healthcare systems know each patient, caregivers, employees, and the communities they serve not as point-in-time insights, but to personalize an ongoing relationship at scale.

For more information, email  info@nrchealth.com, or visit www.nrchealth.com

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995, as amended. Such statements may be identified by their use of terms or phrases such as “believes,” “expect,” “focus,” “potential,” “will,” derivations thereof, and similar terms and phrases. In this press release, the statements related to future dividends, share repurchases, and revenue are forward-looking statements. Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements, including those risks and uncertainties as set forth in the Risk Factors section of our Annual Report on Form 10-K for the year ended December 31, 2024, and various disclosures in our press releases, stockholder reports, and other filings with the Securities and Exchange Commission. We disclaim any obligation to update or revise any forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking information.

NRC Announces First Quarter 2025 Results

April 28, 2025

NATIONAL RESEARCH CORPORATION AND SUBSIDIARY

Unaudited Condensed Consolidated Statements of Income

(In thousands, except per share data)

	Three months ended March 31,
	2025	2024

Revenue	$33,551	$35,313

Operating expenses:
Direct	13,057	13,856
Selling, general and administrative	10,356	11,250
Depreciation and amortization	1,542	1,447
Total operating expenses	24,955	26,553

Operating income	8,596	8,706

Other income (expense):
Interest income	19	44
Interest expense	(899)	(605)
Other, net	7	(5)

Total other income (expense)	(873)	(566)

Income before income taxes	7,723	8,194

Provision for income taxes	1,936	1,835

Net income	$5,787	$6,359

Earnings Per Share of Common Stock:
Basic Earnings Per Share	$0.25	$0.27
Diluted Earnings Per Share	$0.25	$0.27

Weighted average shares and share equivalents outstanding
Basic	22,972	23,868
Diluted	22,974	23,963

NRC Announces First Quarter 2025 Results

April 28, 2025

NATIONAL RESEARCH CORPORATION AND SUBSIDIARY

Unaudited Condensed Consolidated Balance Sheets

(Dollars in thousands, except share amounts and par value)

	March 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$2,502	$4,233
Accounts receivable, net	11,326	11,054
Other current assets	6,574	4,313
Total current assets	20,402	19,600

Property and equipment, net	40,390	38,269
Goodwill	66,152	66,152
Other, net	8,231	8,518
Total assets	$135,175	$132,539

Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of notes payable, net of unamortized debt issuance costs	$3,036	$4,789
Line of credit	3,500	--
Accounts payable and accrued expenses	6,743	6,285
Accrued compensation	4,915	4,774
Deferred revenue	15,507	15,786
Dividends payable	2,735	2,770
Other current liabilities	1,338	1,454
Total current liabilities	37,774	35,858

Notes payable, net of current portion and unamortized debt issuance costs	58,669	57,895
Other non-current liabilities	9,060	7,502
Total liabilities	105,503	101,255

Shareholders’ equity:
Preferred stock, $0.01 par value, authorized 2,000,000 shares, none issued	--	--
Common stock, $0.001 par value; authorized 110,000,000 shares, issued 31,082,158 in 2025 and 31,072,144 in 2024, outstanding 22,785,421 in 2025 and 23,083,116 in 2024	31	31
Additional paid-in capital	180,552	180,249
Retained earnings (accumulated deficit)	(14,012)	(17,064)
Treasury stock	(136,899)	(131,932)
Total shareholders’ equity	$29,672	$31,284
Total liabilities and shareholders’ equity	$135,175	$132,539